EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Blueprint for Growth Strategy Continues to Strengthen Earnings Power in Second Quarter Fiscal Year 2020
BUFFALO, NY, November 7, 2019 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of motion control products, technologies and services for material handling, today announced financial results for its fiscal year 2020 second quarter, which ended September 30, 2019.
Second Quarter Highlights (compared with prior-year period)

•	Revenue up 1.8% adjusted for divestitures and changes in foreign currency exchange rates driven by impact of 80/20 Process and solid projects business

•	Blueprint for Growth strategy delivered operating margin expansion of 80 basis points to 12.2%; Adjusted operating margin expanded 100 bps to 12.7%

•	$5.2 million in operating income contributions realized from 80/20 process, including footprint rationalization, more than offset headwinds

•	Net income was $16.6 million, up 4.3%; Adjusted net income increased 8.1%

•	Generated strong operating cash flow of $40 million in the quarter
Mark Morelli, President and CEO of Columbus McKinnon, commented, “We are executing to plan, and our results demonstrate the continued success of our Blueprint for Growth strategy and the implementation of our business operating system E-PAS™ (“Earnings Power Acceleration System”). The execution of our strategy drove more than an 8% increase in adjusted net income. Importantly, we continue to demonstrate our cash generating strength, producing $40 million in cash from operating activities in the quarter.”
He continued, “The 80/20 Process, specifically strategic pricing and indirect cost reductions, along with factory closures provided approximately $9 million in operating income year-to-date of which $5.2 million was in the second quarter. This more than offset industrial market headwinds, higher medical costs, tariffs and the impact of divesting less profitable businesses. We now expect our Blueprint for Growth strategy to contribute approximately $18 million in operating income in fiscal 2020, up from our previous expectation of $12 million.”

Columbus McKinnon Blueprint for Growth Strategy Continues to Strengthen Earnings Power in Second Quarter Fiscal Year 2020

November 7, 2019

Mr. Morelli concluded, “Our self-help strategy is enabling significant investment in product development, marketing and digital initiatives despite weaker economic conditions. Early examples of innovation to solve high value customer problems include automating workstations with ProPath™, integrating load sensing into hoists and productizing custom automation into modules. These products improve customer safety, productivity and up time.”
Second Quarter Fiscal 2020 Sales

($ in millions)	Q2 FY 20	Q2 FY 19	Change	% Change
Net sales	$207.6	$217.1	$(9.5)	(4.4)%

U.S. sales	$113.5	$117.5	$(4.0)	(3.4)%
% of total	55%	54%
Non-U.S. sales	$94.1	$99.6	$(5.5)	(5.5)%
% of total	45%	46%
Adjusted for the $9.2 million of sales from divestitures from the prior-year period and the $4.0 million negative impact of foreign currency translation, sales grew 1.8% due to the impact of the 80/20 Process and strong volume in our projects business which more than offset weakness in our short cycle business. Sales outside the U.S., adjusted for divestitures and foreign currency translation, were up $2.8 million, or 2.9%, while U.S. sales, adjusted for divestitures, were up $0.9 million, or 0.8%.
Second Quarter Fiscal 2020 Operating Results

($ in millions)	Q2 FY 20	Q2 FY 19	Change	% Change
Gross profit	$73.5	$75.9	$(2.4)	(3.2)%
Gross margin	35.4%	35.0%	40 bps
Income from operations	$25.2	$24.8	$0.4	1.6%
Operating margin	12.2%	11.4%	80 bps
Net income	$16.6	$15.9	$0.7	4.3%
Diluted EPS	$0.69	$0.67	$0.02	3.0%
Adjusted EBITDA *	$33.7	$33.5	$0.2	0.5%
Adjusted EBITDA margin	16.2%	15.4%	80 bps
*A non-GAAP measure, Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization. Please see the attached tables for a reconciliation of adjusted EBITDA to GAAP net income (loss).
Gross margin expanded as pricing, net of material cost inflation, and productivity offset tariffs, the negative effects of foreign currency exchange, factory closure and business realignment costs. For more information on changes in gross profit, please see the table on page 8 of this release. Adjusted income from operations was $26.3 million, up $0.9 million, or 3.4%, over the second quarter of fiscal 2019. Adjusted operating margin expanded 100 basis points from the impact of the 80/20 Process. Please see the reconciliation of GAAP income from operations to adjusted income from operations on page 11 of this release.
Adjusted EBITDA margin was 16.2% for the quarter, an 80 basis point expansion over the prior-year period. Please see the reconciliation of GAAP net income to adjusted EBITDA on page 13 of this release.

Columbus McKinnon Blueprint for Growth Strategy Continues to Strengthen Earnings Power in Second Quarter Fiscal Year 2020

November 7, 2019

Third Quarter Fiscal 2020 Outlook
Progress with the 80/20 Process has enabled the Company to announce the intended closure of a second facility in Ohio. This is expected to provide annual savings of approximately $5 million beginning in the third quarter of fiscal 2021. Well-reported industrial market weakness will likely continue however, we are encouraged that industrial market indicators are stabilizing. The Company believes that savings realized from its Blueprint for Growth strategy can continue to offset headwinds, fund investments for growth, and drive margin and earnings expansion. The Company expects revenue in the third quarter of fiscal year 2020 to be down approximately 2% compared with revenue of $205 million in the prior-year period (adjusted for divestitures and foreign currency translation at current rates).
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast Thursday, November 7, 2019 at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at www.cmworks.com/investors. A question and answer session will follow the formal discussion.
The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at www.cmworks.com/investors. To listen to the archived call, dial 412-317-6671 and enter the passcode 13694761. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Thursday, November 14, 2019. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of motion control products, technologies, systems and services that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at http://www.cmworks.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the effectiveness of the Company’s 80/20 Process to simplify operations, the ability of the Company’s Operational Excellence initiatives to drive profitability, the success of the Company’s efforts to Ramp the Growth Engine, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.
Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com
Financial tables follow.

Columbus McKinnon Blueprint for Growth Strategy Continues to Strengthen Earnings Power in Second Quarter Fiscal Year 2020

November 7, 2019

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	September 30, 2019	September 30, 2018	Change
Net sales	$207,609	$217,142	(4.4)%
Cost of products sold	134,116	141,242	(5.0)%
Gross profit	73,493	75,900	(3.2)%
Gross profit margin	35.4%	35.0%
Selling expenses	22,877	24,515	(6.7)%
% of net sales	11.0%	11.3%
General and administrative expenses	19,153	19,688	(2.7)%
% of net sales	9.2%	9.1%
Research and development expenses	2,999	3,118	(3.8)%
% of net sales	1.4%	1.4%
Net loss on sales of businesses, including impairment	7	—	NM
Amortization of intangibles	3,226	3,754	(14.1)%
Income from operations	25,231	24,825	1.6%
Operating margin	12.2%	11.4%
Interest and debt expense	3,759	4,248	(11.5)%
Investment (income) loss	(229)	(111)	106.3%
Foreign currency exchange (gain) loss	(296)	507	NM
Other (income) expense, net	257	(307)	NM
Income before income tax expense	21,740	20,488	6.1%
Income tax expense	5,141	4,576	12.3%
Net income	$16,599	$15,912	4.3%

Average basic shares outstanding	23,631	23,272	1.5%
Basic income per share	$0.70	$0.68	2.9%

Average diluted shares outstanding	23,926	23,721	0.9%
Diluted income per share	$0.69	$0.67	3.0%

Dividends declared per common share	$0.06	$0.05

Columbus McKinnon Blueprint for Growth Strategy Continues to Strengthen Earnings Power in Second Quarter Fiscal Year 2020

November 7, 2019

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Six Months Ended
	September 30, 2019	September 30, 2018	Change
Net sales	$420,321	$442,134	(4.9)%
Cost of products sold	271,216	286,587	(5.4)%
Gross profit	149,105	155,547	(4.1)%
Gross profit margin	35.5%	35.2%
Selling expenses	45,632	50,082	(8.9)%
% of net sales	10.9%	11.3%
General and administrative expenses	38,753	41,514	(6.7)%
% of net sales	9.2%	9.4%
Research and development expenses	5,791	6,866	(15.7)%
% of net sales	1.4%	1.6%
Net loss on sales of businesses, including impairment	176	11,100	(98.4)%
Amortization of intangibles	6,479	7,657	(15.4)%
Income from operations	52,274	38,328	36.4%
Operating margin	12.4%	8.7%
Interest and debt expense	7,611	8,855	(14.0)%
Investment (income) loss	(531)	(379)	40.1%
Foreign currency exchange (gain) loss	(706)	231	NM
Other (income) expense, net	419	(347)	NM
Income before income tax expense	45,481	29,968	51.8%
Income tax expense	10,303	6,350	62.3%
Net income	$35,178	$23,618	48.9%

Average basic shares outstanding	23,532	23,194	1.5%
Basic income per share	$1.49	$1.02	46.1%

Average diluted shares outstanding	23,832	23,621	0.9%
Diluted income per share	$1.48	$1.00	48.0%

Dividends declared per common share	$0.06	$0.05

Columbus McKinnon Blueprint for Growth Strategy Continues to Strengthen Earnings Power in Second Quarter Fiscal Year 2020

November 7, 2019

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2019	March 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$71,979	$71,093
Trade accounts receivable	129,978	129,157
Inventories	142,427	146,263
Prepaid expenses and other	16,711	16,075
Total current assets	361,095	362,588

Property, plant, and equipment, net	82,674	87,303
Goodwill	317,616	322,816
Other intangibles, net	222,699	232,940
Marketable securities	7,862	7,028
Deferred taxes on income	26,361	27,707
Other assets	53,072	21,189
Total assets	$1,071,379	$1,061,571

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$48,996	$46,974
Accrued liabilities	95,115	99,304
Current portion of long-term debt	65,000	65,000
Total current liabilities	209,111	211,278

Term loan and revolving credit facility	206,369	235,320
Other non-current liabilities	192,081	183,814
Total liabilities	607,561	630,412

Shareholders’ equity:
Common stock	237	234
Additional paid-in capital	284,271	277,518
Retained earnings	270,218	236,459
Accumulated other comprehensive loss	(90,908)	(83,052)
Total shareholders’ equity	463,818	431,159
Total liabilities and shareholders’ equity	$1,071,379	$1,061,571

Columbus McKinnon Blueprint for Growth Strategy Continues to Strengthen Earnings Power in Second Quarter Fiscal Year 2020

November 7, 2019

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Six Months Ended
	September 30, 2019	September 30, 2018
Operating activities:
Net income	$35,178	$23,618
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	14,747	16,862
Deferred income taxes and related valuation allowance	748	(1,768)
Net loss (gain) on sale of real estate, investments, and other	(446)	(42)
Stock based compensation	3,511	3,094
Amortization of deferred financing costs	1,327	1,328
Net loss on sales of businesses, including impairment	176	11,100
Non-cash lease expense	4,223	—
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Trade accounts receivable	(2,648)	(8,236)
Inventories	1,400	(11,531)
Prepaid expenses and other	(2,883)	(906)
Other assets	(171)	487
Trade accounts payable	332	(4,268)
Accrued liabilities	(8,230)	1,511
Non-current liabilities	(9,384)	(3,660)
Net cash provided by (used for) operating activities	37,880	27,589

Investing activities:
Proceeds from sales of marketable securities	1,928	598
Purchases of marketable securities	(2,581)	(59)
Capital expenditures	(4,843)	(4,847)
Proceeds from sale of equipment and real estate	51	176
Net payment related to the sales of businesses	(214)	—
Payment of restricted cash to former owner	—	(294)
Net cash provided by (used for) investing activities	(5,659)	(4,426)

Financing activities:
Proceeds from the issuance of common stock	3,784	3,708
Repayment of debt	(30,000)	(25,051)
Payment of dividends	(2,824)	(2,317)
Other	(544)	(566)
Net cash provided by (used for) financing activities	(29,584)	(24,226)

Effect of exchange rate changes on cash	(1,751)	(4,571)

Net change in cash and cash equivalents	886	(5,634)
Cash, cash equivalents, and restricted cash at beginning of year	71,343	63,565
Cash, cash equivalents, and restricted cash at end of period	$72,229	$57,931

Columbus McKinnon Blueprint for Growth Strategy Continues to Strengthen Earnings Power in Second Quarter Fiscal Year 2020

November 7, 2019

COLUMBUS McKINNON CORPORATION
Q2 FY 2020 Sales Bridge

	Quarter		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2019 Sales	$217.1		$442.1
Divestitures	(9.2)		(20.3)
Fiscal 2019 Sales adjusted for divestitures	$207.9		$421.8

Volume	0.4	0.2%	0.5	0.2%
Pricing	3.3	1.6%	7.1	1.7%
Foreign currency translation	(4.0)	(1.9)%	(9.1)	(2.2)%
Total change adjusted for divestitures	$(0.3)	(0.1)%	$(1.5)	(0.3)%
Fiscal 2020 Sales	$207.6		$420.3

COLUMBUS McKINNON CORPORATION
Q2 FY 2020 Gross Profit Bridge

($ in millions)	Quarter	Year To Date
Fiscal 2019 Gross Profit	$75.9	$155.5
Divestitures	(2.4)	(4.2)
Fiscal 2019 Gross Profit adjusted for divestitures	73.5	151.3
Pricing, net of material cost inflation	2.6	5.0
Productivity, net of other cost changes	0.4	0.4
Insurance settlement	—	0.3
Business realignment costs	(0.1)	0.2
Product liability	(0.2)	(0.2)
Factory closures	(0.2)	(0.8)
Tariffs	(0.8)	(1.3)
Sales volume and mix	(0.2)	(2.7)
Foreign currency translation	(1.5)	(3.1)
Total change adjusted for divestitures	$—	$(2.2)
Fiscal 2020 Gross Profit	$73.5	$149.1

Columbus McKinnon Blueprint for Growth Strategy Continues to Strengthen Earnings Power in Second Quarter Fiscal Year 2020

November 7, 2019

COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	September 30, 2019		June 30, 2019		September 30, 2018
($ in millions)
Backlog	$143.1		$148.2		$173.9
Backlog excluding divestitures	$143.1		$148.2		$166.4
Long-term backlog
Expected to ship beyond 3 months	$53.9		$53.9		$56.4
Long-term backlog as % of total backlog	37.7%		36.4%		32.4%

Trade accounts receivable
Days sales outstanding	57.0	days	58.0	days	55.4	days

Inventory turns per year
(based on cost of products sold)	3.8	turns	3.6	turns	3.6	turns
Days' inventory	96.9	days	100.6	days	102.3	days

Trade accounts payable
Days payables outstanding	33.2	days	26.7	days	26.7	days

Working capital as a % of sales (1)	17.2%		19.3%		19.7%

Debt to total capitalization percentage	36.9%		39.1%		44.4%

Debt, net of cash, to net total capitalization	30.1%		34.2%		39.9%
(1) September 30, 2019 and June 30, 2019 figures exclude the Tire Shredder business, which was divested on December 28, 2018, and Crane Equipment & Service, Inc. and Stahlhammer Bommern GmbH, each of which were divested on February 28, 2019.

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 20	63	63	61	64	251

FY 19	64	63	60	63	250

Columbus McKinnon Blueprint for Growth Strategy Continues to Strengthen Earnings Power in Second Quarter Fiscal Year 2020

November 7, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to
Non-GAAP Adjusted Gross Profit and Adjusted Gross Margin
($ in thousands, except per share data)

	Three Months Ended September 30,		Year To Date September 30,
	2019	2018	2019	2018
Gross profit	$73,493	$75,900	$149,105	$155,547
Add back (deduct):
Factory closures	249	—	755	—
Business realignment costs	140	—	140	286
Insurance settlement	—	—	(290)	—
Non-GAAP adjusted gross profit	$73,882	$75,900	$149,710	$155,833

Sales	$207,609	$217,142	$420,321	$442,134
Adjusted gross margin	35.6%	35.0%	35.6%	35.2%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Blueprint for Growth Strategy Continues to Strengthen Earnings Power in Second Quarter Fiscal Year 2020

November 7, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to
Non-GAAP Adjusted Income from Operations and Adjusted Operating Margin
($ in thousands, except per share data)

	Three Months Ended September 30,		Year To Date September 30,
	2019	2018	2019	2018
Income from operations	$25,231	$24,825	$52,274	$38,328
Add back (deduct):
Factory closures	470	—	1,497	—
Business realignment costs	413	—	413	1,906
Insurance recovery legal costs	220	659	359	659
Net loss on sales of businesses, including impairment	7	—	176	11,100
Insurance settlement	—	—	(290)	—
Non-GAAP adjusted income from operations	$26,341	$25,484	$54,429	$51,993

Sales	$207,609	$217,142	$420,321	$442,134
Adjusted operating margin	12.7%	11.7%	12.9%	11.8%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Blueprint for Growth Strategy Continues to Strengthen Earnings Power in Second Quarter Fiscal Year 2020

November 7, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income (Loss) and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended September 30,		Year To Date September 30,
	2019	2018	2019	2018
Net income	$16,599	$15,912	$35,178	$23,618
Add back (deduct):
Factory closures	470	—	1,497	—
Business realignment costs	413	—	413	1,906
Insurance recovery legal costs	220	659	359	659
Net loss on sales of businesses, including impairment	7	—	176	11,100
Insurance settlement	—	—	(290)	—
Normalize tax rate to 22% (1)	114	(76)	(177)	(3,249)
Non-GAAP adjusted net income	$17,823	$16,495	$37,156	$34,034

Average diluted shares outstanding	23,926	23,721	23,832	23,621

Diluted income per share - GAAP	$0.69	$0.67	$1.48	$1.00

Diluted income per share - Non-GAAP	$0.74	$0.70	$1.56	$1.44
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.

Columbus McKinnon Blueprint for Growth Strategy Continues to Strengthen Earnings Power in Second Quarter Fiscal Year 2020

November 7, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended September 30,		Year To Date September 30,
	2019	2018	2019	2018
Net income	$16,599	$15,912	$35,178	$23,618
Add back (deduct):
Income tax expense	5,141	4,576	10,303	6,350
Interest and debt expense	3,759	4,248	7,611	8,855
Investment (income) loss	(229)	(111)	(531)	(379)
Foreign currency exchange (gain) loss	(296)	507	(706)	231
Other (income) expense, net	257	(307)	419	(347)
Depreciation and amortization expense	7,344	8,030	14,747	16,862
Factory closures	470	—	1,497	—
Business realignment costs	413	—	413	1,906
Insurance recovery legal costs	220	659	359	659
Net loss on sales of businesses, including impairment	7	—	176	11,100
Insurance settlement	—	—	(290)	—
Non-GAAP adjusted EBITDA	$33,685	$33,514	$69,176	$68,855

Sales	$207,609	$217,142	$420,321	$442,134
Adjusted EBITDA margin	16.2%	15.4%	16.5%	15.6%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.